                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON D.C.   20549

                                    ---------

                                   FORM 8-K/A

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF

                      THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)     December 15, 1997
                                                     ------------------


                                PREMIER PARKS INC.
              ------------------------------------------------------
              (Exact name of registrant as specified in its charter)

   Delaware                          0-9789                  73-613774
---------------                    ----------          --------------------
(State or other                    (Commission         (IRS Employer
jurisdiction of                    File Number)        Identification No.)
incorporation)

           11501 Northeast Expressway, Oklahoma City, Oklahoma 63131
           ----------------------------------------------------------
          (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code           (405) 475-2500
                                                             --------------



          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.  Other Events

     Walibi Acquisition Agreement

     On December 15, 1997, the Company entered into an agreement with three of the principal stockholders of Walibi, S.A. ("Walibi") pursuant to which the Company expects to purchase in March 1998 approximately 50% of the outstanding capital stock of Walibi (the "Private Acquisition"). Following the closing of the Private Acquisition, the Company will commence a "public takeover bid," as defined and regulated under Belgian law (the "Walibi Tender Offer"), for the remainder of the outstanding capital stock of Walibi.

     Walibi is a corporation (societe anonyme) organized under the laws of Belgium. Walibi's stock is currently traded on the Official Market of the Brussels Stock Exchange. It owns six theme parks (the "Walibi Parks"), two located in Belgium, one in The Netherlands and three in France, as well as two smaller attractions in Belgium. Walibi's operations had combined 1997 attendance of approximately 3.5 million.

     The transaction values Walibi at approximately $139.5 million (at the exchange rate of Belgian Francs ("BEF") 37.065 to US$1 on December 31, 1997), based on a multiple of seven times Walibi's 1997 EBITDA. This amount includes the assumption or refinancing of Walibi net indebtedness (total debt less cash and cash equivalents) which aggregated approximately $54.3 million at December 31, 1997. As a result, the aggregate consideration to be paid by the Company for the outstanding stock of Walibi (assuming the Company acquires 100% of the outstanding Walibi capital stock pursuant to the Walibi Tender Offer) will be $85.2 million (based on the year-end exchange rate). The purchase price in the Private Acquisition will be paid 80% in cash in BEF and 20% in Premier Common Stock (approximately 229,000 shares). Under the terms of the agreement, the Company has agreed to invest at least BEF 1.4 billion (approximately $38 million based on the year-end exchange rate) in the Walibi Parks over the three years commencing with the 1999 season.

     A copy of the Consolidated Financial Statements of Walibi at December 31, 1996 and 1997 and for each of the years in the two-year period ended December 31, 1997 have been filed herewith.

     Adoption of Stockholder Rights Plan

     On December 31, 1997, the Board of Directors of the Company announced that it had declared a dividend of one Preferred Stock Purchase Right (the "Right(s)") for each outstanding share of Common Stock, par value $0.05 per share (the "Common Stock"), of the Company. The dividend is payable as of January 12, 1998 to stockholders of record on that date. When granted, each Right entitled the registered holder to purchase from the Company one one-hundredth (1/100) of a share of a new series of preferred shares of the Company, designated as Series A Junior Preferred Stock ("Preferred Stock"), at a price of $250.00 per one one-hundredth (1/100) of a share (the "Exercise Price"), subject to certain adjustments. On February 4, 1998, the Board of Directors approved an amendment to the terms to provide that each Right shall entitle the registered holder to purchase one one-thousandth (1/1000) of a share of Preferred Stock at an Exercise Price of $250.00 per one one-thousandth (1/1000) of a share. The description and terms of the Rights are set forth in the Amended and Restated Rights Agreement (the "Rights Agreement") between the Company and Bank One Trust Company, N.A., as Rights Agent ("Rights Agent").

     Initially the Rights will not be exercisable, certificates will not be sent to stockholders, and the Rights will automatically trade with the Common Stock.

     The Rights, unless earlier redeemed by the Board of Directors, become exercisable upon the close of business on the day (the "Distribution Date") which is the earlier of (i) the tenth day following a public announcement that a person or group of affiliated or associated persons, with certain exceptions set forth below, has acquired beneficial ownership of 15% or more of the outstanding voting stock of the Company (an "Acquiring Person") and (ii) the tenth business day (or such later date as may be determined by the Board of Directors prior to such time as any person or group of affiliated or associated persons becomes an Acquiring Person) after the date of the commencement or announcement of a person's or group's intention to commence a tender or exchange offer the consummation of which would result in the ownership of 15% or more of the Company's outstanding voting stock (even if no shares are actually purchased pursuant to such offer); prior thereto, the Rights would not be exercisable, would not be represented by a separate certificate, and would not be transferable apart from the Company's Common Stock, but will instead be evidenced, with respect to any of the Common Stock certificates outstanding as of January 12, 1998, by such Common Stock certificate with a copy of this Summary of Rights attached thereto. An Acquiring Person does not include (A) the Company, (B) any subsidiary of the Company, (C) any employee benefit plan or employee stock plan of the Company or of any subsidiary of the Company, or any trust or other entity organized, appointed, established or holding Common Stock for or pursuant to the terms of any such plan or (D) any person or group whose ownership of 15% or more of the shares of voting stock of the Company then outstanding results solely from (i) any action or transaction or transactions approved by the Board of Directors before such person or group became an Acquiring Person or (ii) a reduction in the number of issued and outstanding shares of voting stock of the Company pursuant to a transaction or transactions approved by the Board of Directors (provided that any person or group that does not become an Acquiring Person by reason of clause (i) or (ii) above shall become an Acquiring Person upon acquisition of an additional 1% of the Company's voting stock unless such acquisition of additional voting stock will not result in such person or group becoming an Acquiring Person by reason of such clause (i) or (ii)).

     Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after January 12, 1998 will contain a legend incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any of the Company's Common Stock certificates outstanding as of January 12, 1998 with or without a copy of the Summary of Rights attached, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificate") will be mailed to holders of record of the Company's Common Stock as of the close of business on the Distribution Date and such separate certificates alone will evidence the Rights from and after the Distribution Date.

     The Rights are not exercisable until the Distribution Date. The Rights will expire at the close of business on January 12, 2008, unless earlier redeemed by the Company as described below. Further, unless earlier redeemed or exercised pursuant to the terms of the Rights Agreement, the Rights shall expire immediately prior to the effective time of any merger to be consummated by the Company pursuant to Section 251(g) of the Delaware General Corporation Law (the "DGCL"), provided that the Company shall cause any successor company pursuant to such merger to enter into a rights agreement substantially identical in form and substance to the Rights Agreement. As previously disclosed, the Company intends to consummate a merger pursuant to
Section 251(g) of the DGCL whereby the Company will merge with and into Premier Parks Merger Corporation, a wholly-owned subsidiary of Premier Parks Holdings Corporation ("Holdings"), which is a wholly-owned subsidiary of the Company. Following this merger, the Company, which will change its name to Premier
Parks Operations Inc., will be a wholly-owned subsidiary of Holdings which, upon effectiveness of the merger, will change its name to Premier Parks Inc.
At such time, Holdings will enter into a rights agreement substantially identical in form and substance to the Rights Agreement.

     The Preferred Stock is non-redeemable and, unless otherwise provided in connection with the creation of a subsequent series of preferred stock, subordinate to any other series of the Company's preferred stock. The Preferred Stock may not be issued except upon exercise of Rights. Each share of Preferred Stock will be entitled to receive when, as and if declared, a quarterly dividend in an amount equal to the greater of $10.00 per share and 1000 times the cash dividends declared on the Company's Common Stock. In addition, the Preferred Stock is entitled to 1000 times any non-cash dividends (other than dividends payable in equity securities) declared on the Common Stock, in like kind. In the event of liquidation, the holders of Preferred Stock will be entitled to receive for each share, a liquidation payment in an amount equal to the greater of $250,000.00 or 1000 times the payment made per share of Common Stock. Each share of Preferred Stock will have 1000 votes, voting together with the Common Stock. In the event of any merger, consolidation or other transaction in which Common Stock is exchanged, each share of Preferred
Stock will be entitled to receive 1000 times the amount received per share of Common Stock. The rights of Preferred Stock as to dividends, liquidation and voting are protected by anti-dilution provisions.

     The number of shares of Preferred Stock issuable upon exercise of the Rights is subject to certain adjustments from time to time in the event of a stock dividend on, or a subdivision or combination of, the Common Stock. The Exercise Price for the Rights is subject to adjustment in the event of extraordinary distributions of cash or other property to holders of Common Stock.

     Unless the Rights are earlier redeemed, in the event that, after the time that a Person becomes an Acquiring Person, the Company were to be acquired in a merger or other business combination (in which any shares of the Company's Common Stock are changed into or exchanged for other securities or assets) or more than 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole) were to be sold or transferred in one or a series of related transactions, the Rights Agreement provides that proper provision will be made so that each holder of record of a Right will from and after such date have the right to receive, upon payment of the Exercise Price, that number of shares of common stock of the acquiring company having a market value at the time of such transaction equal to two times the Exercise Price. In addition, unless the Rights are earlier redeemed, if a person or group (with certain exceptions) becomes the beneficial owner of 15% or more of the Company's voting stock, the Rights Agreement provides that proper provision will be made so that each holder of record of a Right, other than the Acquiring Person (whose Rights will thereupon become null and void), will thereafter have the right to receive, upon payment of the Exercise Price, that number of shares of the Company's Preferred Stock having a market value at the time of the transaction equal to two times the Exercise Price (such market value to be determined with reference to the market value of the Company's Common Stock as provided in the Rights Agreement). The Rights Agreement also grants the Board of Directors the option, after any person or group acquires beneficial ownership of 15% or more of the voting stock but before there has been a 50% acquisition, to exchange one share of common stock for each then valid right (which would exclude rights held by the Acquiring Person that have become void).

     Fractions of shares of Preferred Stock (other than fractions that are integral multiples of one one-thousandth (1/1000) of a share) may, at the election of the Company, be evidenced by depositary receipts. The Company may also issue cash in lieu of fractional shares which are not integral multiples of one one-thousandth (1/1000) of a share.

     At any time on or prior to the close of business on the tenth day after the time that a person has become an Acquiring Person (or such later date as a majority of the Board of Directors and a majority of the Continuing Directors (as defined in the Rights Agreement) may determine), the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right ("Redemption Price"). The Rights may be redeemed after the time that any Person has become an Acquiring Person only if approved by a majority of the Continuing Directors. Immediately upon the effective time of the action of the Board of Directors of the Company authorizing redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of the Rights will be to receive the Redemption Price.

     For as long as the Rights are then redeemable, the Company may, except with respect to the redemption price or date of expiration of the Rights, amend the Rights in any manner, including an amendment to extend the time period in which the Rights may be redeemed. At any time when the Rights are not then redeemable, the Company may amend the Rights in any manner that does not materially adversely affect the interests of holders of the Rights as such. Amendments to the Rights Agreement from and after the time that any Person becomes an Acquiring Person requires the approval of a majority of the Continuing Directors (as provided in the Rights Agreement).

     Until a Right is exercised, the holder, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

     The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group who attempts to acquire the Company on terms not approved by the Company's Board of Directors. The Rights should not interfere with any merger or other business combination approved by the Board since they may be redeemed by the Company at $.01 per Right at any time until the close of business on the tenth day (or such later date as described above) after a person or group has obtained beneficial ownership of 15% or more of the voting stock.

     The form of Amended and Restated Rights Agreement between the Company and Bank One Trust Company, N.A., as rights agent, specifying the terms of the Rights, which includes as Exhibit A the form of Summary of Rights to Purchase Series A Junior Preferred Stock, as

Exhibit B the form of Right Certificate and as Exhibit C the form of Amended and Restated Certificate of Designations of the Company setting forth the terms of the Preferred Stock are attached hereto as exhibits and incorporated herein by reference. The foregoing description of the Rights is qualified by reference to such Exhibits.

Item 7.   Financial Statements, Pro Forma Financial Information and
          Exhibits.

     (a)  Financial Statements of Businesses Acquired.

          (1) Consolidated Financial Statements of Walibi, S.A. at December 31, 1996 and 1997, and for each of the years in the two-year period ended December 31, 1997.

     (c)  Exhibits.

          4.1. Amended and Restated Rights Agreement between Premier Parks Inc. and Bank One Trust Company, N.A., as Rights Agent. The Rights Agreement includes as Exhibit B the form of Right Certificate and as Exhibit C the form of Amended and Restated Certificate of Designations.

          *10.1 Stock Purchase Agreement dated as of December 15, 1997, between the Registrant and Centrag S.A., Karaba N.V. and Westkoi N.V.

__________________________

*   Previously filed.

                           INDEX TO FINANCIAL STATEMENTS

CONSOLIDATED FINANCIAL STATEMENTS OF WALIBI S.A.

Consolidated Balance Sheet After Distribution of Profit..............................  F-3

Consolidated Profit and Loss Account.................................................  F-5

Cash Flow Statement..................................................................  F-7

Comments on the Main Items in the Balance Sheet and the Profit and Loss Account......  F-8

Notes to the Consolidated Financial Statements.......................................  F-9

                       REPORT OF THE INDEPENDENT AUDITORS

To the Board of Directors of Walibi S.A.

    We have audited the consolidated balance sheets of Walibi S.A. as of December 31, 1996 and 1997 and the related consolidated statements of income and the related cash flow statements of Walibi S.A. for each of the two years in the period ended December 31, 1997. These consolidated financial statements are the responsibility of the Board of Directors. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

    Our examination has been conducted in accordance with generally accepted auditing standards in Belgium, which are substantially the same as those followed in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement and are in compliance with the Belgian legal and regulatory requirements with respect to consolidated financial statements.

    In accordance with these standards we have taken into account the administrative and accounting oganisation of the company as well as the procedures of internal control. We have obtained all information and explanations required for our audit. We have examined, on a test basis, the evidence supporting the amounts included in the consolidated financial statements. We have assessed the accounting policies used, the significant estimates made by the company and the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, taking into account the legal and regulatory requirements which are applicable to them, the consolidated financial statements referred to above present fairly, in all material respect, the consolidated financial position of Walibi S.A. as of December 31, 1996 and 1997 and the consolidated results of operations and cash flows of Walibi for each of the two years in the period ended December 31, 1997.

    Application of accounting principles generally accepted in the United States would have affected shareholders' equity as of December 31, 1996 and 1997 and share of the group in the result for each of the two years in the period ended December 31, 1997 to the extent summarized in Note 27 to the consolidated financial statements.

                               COOPERS & LYBRAND
                               Reviseurs d'Entreprises/Bedrijfsrevisoren BCV/SCC represented by

                               Philippe Barbier

Brussels, March 17, 1998

            CONSOLIDATED BALANCE SHEET AFTER DISTRIBUTION OF PROFIT
                             (IN THOUSANDS OF BEF)

                                     ASSETS

                                                                                      AS OF         AS OF         AS OF
                                                                                   DECEMBER 31,  DECEMBER 31,  DECEMBER 31,
                                                                                       1997          1996          1995
                                                                                   ------------  ------------  ------------
FIXED ASSETS..........................................................               3,449,789     3,860,482     4,179,132
I          Formation expenses.........................................     NOTE 1        7,559        13,770        19,278
II         Intangible assets..........................................     NOTE 2        3,350        10,348        17,334
III        Consolidation differences..................................     NOTE 3       34,785        45,718        56,651
IV         Tangible assets............................................     NOTE 4    3,393,688     3,726,836     3,980,262
           A  Land and buildings......................................               1,895,410     2,028,292     2,006,352
           B  Plant, machinery and equipment..........................               1,368,427     1,570,830     1,849,194
           C  Furniture and vehicles..................................                  56,318        64,522        60,996
           D  Leasing and similar rights..............................                     223         4,315         7,602
           E  Other tangible assets...................................                  43,586        50,321        37,400
           F  Assets under construction and advance
               payments...............................................                  29,724         8,556        18,718
V          Financial assets...........................................     NOTE 5       10,407        63,810       105,607
           B  Other companies.........................................                  10,407        63,810       105,607
              1. Participating interests..............................                                24,427        57,483
              2. Amounts receivable...................................                  10,407        39,383        48,124

CURRENT ASSETS........................................................                 954,410       780,189       951,673
VII        Stocks and contracts in progress...........................                  64,780        54,380        38,213
           A  Stocks                                                       NOTE 6       64,780        54,380        38,213
              4. Goods purchased for resale..........................                   64,780        54,380        38,213
VIII       Amounts receivable within one year.........................     NOTE 7      210,997       107,251       123,117
           A  Trade debtors...........................................                  45,119        45,677        35,546
           B  Other debtors...........................................                 165,878        61,574        87,571
IX         Investments................................................     NOTE 8      513,294       367,591       627,425
           B  Other investments and deposits..........................                 513,294       367,591       627,425
X          Cash in hand and at bank...................................     NOTE 8       95,430       157,469        78,957
XI         Deferred charges and accrued income........................     NOTE 9       69,909        93,498        83,961

TOTAL ASSETS..........................................................               4,404,199     4,640,671     5,130,805
                                                                                   ------------  ------------  ------------
                                                                                   ------------  ------------  ------------

            CONSOLIDATED BALANCE SHEET AFTER DISTRIBUTION OF PROFIT
                             (IN THOUSANDS OF BEF)

                                  LIABILITIES

                                                                                      AS OF         AS OF         AS OF
                                                                                   DECEMBER 31,  DECEMBER 31,  DECEMBER 31,
                                                                                       1997          1996          1995
                                                                                   ------------  ------------  ------------
SHAREHOLDERS' EQUITY..................................................               1,088,466     1,075,971     1,243,881
I          Capital....................................................               1,170,087     1,170,087     1,170,087
III        Revaluation surpluses......................................                  14,344        15,447        16,550
IV         Reserves...................................................    NOTE 10     (122,312)     (123,975)       53,795
V          Consolidation differences..................................                  11,218        11,218        11,218
VI         Translation differences....................................    NOTE 11        5,815        (7,953)      (21,467)
VII        Investment grants..........................................    NOTE 12        9,314        11,147        13,698

PROVISIONS AND DEFERRED TAXATION......................................                 370,207       289,657       298,009
IX         A  Provisions for liabilities and charges..................                  88,732        42,792        34,039
              1. Pension and similar obligations......................    NOTE 13        7,680         5,780
              2. Taxation.............................................                  30,717
              4. Other liabilities and charges........................                  50,335        37,012        34,039
           B  Deferred taxation.......................................    NOTE 14      281,475       246,865       263,970

CREDITORS, AMOUNTS PAYABLE............................................               2,945,526     3,275,043     3,588,915
X          Amounts payable after one year.............................    NOTE 15    1,873,467     2,179,169     2,455,691
           A  Financial debts.........................................               1,873,467     2,179,169     2,455,691
              1. Subordinated loans...................................                 628,285     1,029,592     1,030,518
              3. Leasing or similar obligations.......................                     238           328
              4. Credit institutions..................................               1,244,344     1,147,622     1,338,046
              5. Other loans..........................................                     600         1,627        87,127
XI         Amounts payable within one year............................                 917,726       943,959       972,592
           A  Current portion of amounts payable after one
                   year...............................................    NOTE 15      302,718       275,340       261,245
           B  Financial debts.........................................    NOTE 16      395,693       397,156       348,884
              1. Credit institutions..................................                 395,693       397,156       348,884
           C  Trade debts.............................................                  88,094       102,519       129,636
              1. Suppliers............................................                  88,094       102,519       129,636
           E  Taxes, remuneration and social security.................                 126,474       160,913       170,842
              1. Taxes................................................                  45,609        85,344        88,766
              2. Remuneration and social security.....................                  80,865        75,569        82,076
           F  Other debts.............................................                   4,747         8,031        61,985
XII        Accrued charges and deferred income........................    NOTE 17      154,333       151,915       160,632

TOTAL LIABILITIES.....................................................               4,404,199     4,640,671     5,130,805
                                                                                   ------------  ------------  ------------
                                                                                   ------------  ------------  ------------

                      CONSOLIDATED PROFIT AND LOSS ACCOUNT
                             (IN THOUSANDS OF BEF)

                                                                                    1997        1996        1995
                                                                                 ----------  ----------  ----------
I            Sales and services.....................................              2,514,600   2,523,781   2,667,529
          A  Turnover...............................................    NOTE 18   2,488,538   2,500,874   2,644,864
          C  Fixed assets--own construction.........................                    445
          D  Other operating income.................................                 25,617      22,907      22,665
II           Cost of sales and services.............................              2,317,670   2,501,377   2,466,185
          A  Raw materials, consumables and goods for resale........                225,974     217,748     219,628
             1. Purchases...........................................                234,698     232,437     214,692
             2. Increase (-), decrease (+) in stocks................                 (8,724)    (14,689)      4,936
          B  Services and other goods...............................                781,889     905,890     874,452
          C  Remuneration, social security costs and pensions.......    NOTE 19     715,030     765,457     746,825
          D  Depreciation
             1. Depreciation of and other amounts written off.......                514,055     536,436     526,040
             2. Depreciation of consolidation differences...........                 10,933      10,933      10,933
          E  Increase (+) or decrease (-) in amounts written off                      1,439         332       3,754
               stocks, contracts in progress and trade debtors......
          F  Increase (+) or decrease (-) in provisions for                           3,161          39         336
               liabilities and charges..............................
          G  Other operating charges................................                 65,189      64,542      84,217

III OPERATING PROFIT................................................                196,930      22,404     201,344

IV           Financial income.......................................                 37,049      43,985      68,769
          A  Income from financial fixed assets.....................                      6       2,897       2,675
          B  Income from current assets.............................                 17,341      19,819      40,609
          C  Other financial income.................................                 19,702      21,269      25,485
V            Financial charges......................................                163,432     191,163     242,938
          A  Interest and other debt charges........................    NOTE 20     154,701     181,199     223,790
          B  Increase (+) or decrease (-) in amounts written off                        155         120         264
               current assets other than those under II.E.
          C  Other financial charges................................                  8,576       9,844      18,884

VI PROFIT (LOSS) ON ORDINARY ACTIVITIES BEFORE INCOME TAXES OF THE
   CONSOLIDATED COMPANIES...........................................                 70,547    (124,774)     27,175
                                                                                 ----------  ----------  ----------
                                                                                 ----------  ----------  ----------

                             (IN THOUSANDS OF BEF)

                                                                                        1997        1996        1995
                                                                                     ----------  ----------  ----------
VII    Extraordinary income.............................................                 74,447      12,808      20,509
       A  Adjustments to depreciation of and to other amounts
            written off intangible and tangible fixed assets............                    491       1,652       2,043
       B  Adjustments to amounts written off financial fixed
            assets......................................................                                            551
       C  Adjustments to provisions for extraordinary
            liabilities and charges.....................................                  6,767         574       1,178
       D  Gains on disposal of fixed assets.............................                 39,122       1,451       4,994
       E  Other extraordinary income....................................    NOTE 21      28,067       9,131      11,743

VIII   Extraordinary charges............................................                 85,147      69,954      26,839

       A  Extraordinary depreciation and amounts written off
            formation expenses, intangible and tangible fixed
            assets......................................................                  4,077
       B  Amounts written off financial fixed assets....................                  6,746      33,751
       C  Provisions for extraordinary liabilities and charges
            (Increase +, Decrease -)....................................                 45,694       8,790      (8,258)
       D  Capital loss on disposal of fixed assets......................                  6,870       1,537       7,887
       E  Other extraordinary charges...................................    NOTE 21      21,760      25,876      27,210
VII    EXTRAORDINARY RESULTS............................................                (10,700)    (57,146)     (6,330)
IX     PROFIT (LOSS) FOR THE PERIOD BEFORE INCOME TAXES OF THE                           59,847    (181,920)     20,845
       CONSOLIDATED COMPANIES...........................................
IX     A Transfer from the deferred taxes...............................    NOTE 22      10,837      19,731      14,640
       B  Provision for deferred taxes..................................    NOTE 22     (45,447)     (3,857)    (13,292)
X      Income taxes.....................................................    NOTE 22     (24,677)    (12,827)    (32,452)
       A  Taxes.........................................................                (35,284)    (15,057)    (35,072)
       B  Tax adjustment and writing back of provisions for
          tax...........................................................                 10,607       2,230       2,620
XI     PROFIT (LOSS) OF THE CONSOLIDATED COMPANIES......................                    560    (178,873)    (10,259)
XIII   CONSOLIDATED PROFIT (CONSOLIDATED LOSS)..........................                    560    (178,873)    (10,259)
XV     SHARE OF THE GROUP IN THE RESULT.................................                    560    (178,873)    (10,259)
                                                                                     ----------  ----------  ----------
                                                                                     ----------  ----------  ----------

                              CASH FLOW STATEMENT
                               (IN THOUSANDS BEF)

                                                                   NOTE        1997         1996
                                                                 ---------  -----------  -----------
OPERATIONS
Group result...................................................                     560     (178,873)
Depreciation on assets.........................................                 517,655      536,436
Depreciation on consolidation differences......................                  10,933       10,933
Written off stocks and amounts receivable......................                   3,220        8,447
Written off financial assets...................................   26 - 1          6,746       39,490
Provisions for liabilities and charges.........................   26 - 2         46,247        8,255
Transfer of investment grants as result........................                  (1,833)      (2,550)
Gains and losses from sales and disposals......................                 (32,252)          86
Other non cash revenue.........................................                 (16,717)      (6,767)
Deferred taxes.................................................                  34,609      (17,105)
GROSS SELF-FINANCING MARGIN....................................                 569,168      398,352
VARIATION OF REQUIREMENT FOR WORKING CAPITAL...................   26 - 3       (126,785)     (76,722)
Miscellaneous..................................................                  10,047          164
OPERATING CASH FLOW............................................                 452,430      321,794

INVESTMENTS
Acquisitions of intangible fixed assets........................                  (3,716)        (173)
Acquisitions of tangible fixed assets..........................                (190,879)    (258,855)
New loans granted and guaranty payments........................                  (9,507)           0
TOTAL INVESTMENT...............................................                (204,102)    (259,028)
Sales and disposals of intangible fixed assets.................                       0           19
Sales and disposals of tangible fixed assets...................                  59,925        3,514
Sales and disposals of financial assets........................                  17,766            0
Repayment of cash guarantees...................................                  38,577        2,924
TOTAL DISINVESTMENT............................................                 116,268        6,457
INVESTMENT FUNDING.............................................   26 - 4        (87,834)    (252,571)

FINANCING
New loans......................................................   26 - 5        514,000      135,300
Repayments of loans............................................   26 - 6       (793,395)    (350,576)
Dividends paid out by parent company...........................                       0       19,367
Government grants..............................................                       0      (53,320)
FINANCING......................................................                (279,395)    (249,229)
NET VARIATION IN CASH POSITION.................................                  85,201     (180,006)
Cash position at beginning of period...........................                 525,060      706,382
Cash position at end of period.................................                 608,724      525,060
Translation difference on cash position........................                   1,537        1,316
Variation in cash position.....................................                  85,201     (180,006)

                COMMENTS ON THE MAIN ITEMS IN THE BALANCE SHEET
                        AND THE PROFIT AND LOSS ACCOUNT

INTRODUCTION

    The consolidated accounts of the Walibi Group have been prepared in accordance with the provisions of the Royal Decree of 1 September 1986, relating to the annual accounts and the consolidated accounts of holding companies. The Walibi Group consolidated financial statements are also in compliance with the norms of the International Accounting Standards Committee (IASC) accounts, provided that this was not in conflict with the Belgian accounting legislation in force.

    It should be borne in mind that the accounts of the companies included within the scope of the consolidation are adjusted in order to make them homogeneous and consistent with the rules of the Group and to the provisions mentioned above.

CRITERIA USED FOR THE DETERMINATION OF THE CONSOLIDATION METHOD

    All the companies of which Walibi S.A. holds sole control are subject to full consolidation. Companies of negligible importance are excluded.

COMPANIES SUBJECT TO FULL INTEGRATION

                                                                                                    PROPORTION
NAME                    ACTIVITY            REGISTERED OFFICE                    VAT REG. NO.       OF CAPITAL
----------------------  ------------------  -----------------------------------  ----------------  ------------
Mini-Europe S.A.        Mini Europe         Av. du Football 1 - 1020 Brussels    BE 429.551.335        99.89%
Gespark S.A.                                Rue J. Deschamps 9 - 1300 Wavre      BE 414.127.444        99.98%
S.P.A.H. S.A            Oceade              Av. du Football 3 - 1020 Brussels    BE 434.211.293        99.99%
Immoflor N.V.                               D. Martensstraat 22 - 8000 Brugge    BE 425.080.328        99.99%
Bellewaerde
  Park N.V.             Bellewaerde         Meenseweg 497 - 8902 Ieper           BE 439.050.308       100.00%
Cofilo S.A.R.L.                             Voie Romaine - 57210 Maizieres les                         99.80%
                                              Metz (France)                      FR 563.839.265.32
Avenir Land S.A.        Walibi Rhone-Alpes  Le Grand Marais, 38630 Les                                 99.78%
                                              Avenieres (France)                 FR 353.112.850.68
Parc Lorrain S.A.       Walibi Schtroumpf   Voie Romaine - 57210 Maizieres les                         99.68%
                                              Metz (France)                      FR 603.810.784.84
Parc Agen S.A.          Walibi Aquitaine    47310 Roquefort (France)             FR 903.824.445.45     99.20%

Flevo Attractiepark     Walibi Flevo        Postbus 40 - AA 8250 Dronten                               99.89%
B.V.                                          (Nederland)                        NL 994.562.3B.01

    Immoflor and Cofilo are holding companies, the former holding N.V. Bellewaerde Park and the latter S.A. Avenir Land, Parc Lorrain and Parc Agen. Gespark is a dormant company.

ASSOCIATED COMPANIES NOT INCLUDED IN THE CONSOLIDATION

                                                            EQUITY IN     RESULT IN
                                                           THOUSANDS OF  THOUSANDS OF      PROPORTION OF
NAME AND REGISTERED OFFICE                VAT REG. NO.     BEF 31.12.96  BEF 31.12.96         CAPITAL
--------------------------------------  -----------------  ------------  ------------  ---------------------
Historium S.A.
Av. F. Roosevelt 164 - 1050 Brussels     BE 426.079.230      (9,198)       (2,900)             50.5%

    Historium S.A. has no business activities, and is therefore not included in the consolidation.

                                  WALIBI GROUP

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                        AS OF DECEMBER 31, 1996 AND 1997
    (ALL AMOUNTS IN THOUSANDS OF BELGIAN FRANCS, UNLESS OTHERWISE INDICATED)

BALANCE SHEET ACCOUNT

(1) STATEMENT OF FORMATION EXPENSES (IN THOUSANDS OF BEF)

AMOUNTS                                                                                            1997       1996
-----------------------------------------------------------------------------------------------  ---------  ---------
Net book value at the end of the previous period...............................................     13,770     19,278
  Changes during the period:
  Additions (+)................................................................................      3,622
  Depreciation (-).............................................................................     (9,833)    (5,508)
  Net book value at the end of the period......................................................      7,559     13,770
Of which expenses for incorporation and increasing the capital, loan issue expenses and other
  formation costs..............................................................................      7,559     13,770

    This item includes the charges relating to the issue of the debenture loan. The formation expenses are depreciated over the period of the loan.

(2) STATEMENT OF INTANGIBLE ASSETS (IN THOUSANDS OF BEF)

                                                                               CONCESSIONS,
                                                                                 PATENTS,
                                                                             LICENCES, ETC...   GOODWILL      TOTAL
                                                                             ----------------  -----------  ---------
a)  ACQUISITION COST
  At the end of the previous period:........................................        56,439          6,586      63,025
  Changes during the period:
    Acquisitions, including own work capitalised............................            92                         92
    Sales and disposals.....................................................           (67)                       (67)
    Translation difference..................................................           124            (18)        106
  At the end of the period..................................................        56,588          6,568      63,156
c)  DEPRECIATION AND AMOUNTS WRITTEN OFF
  At the end of the previous period:........................................       (47,406)        (5,271)    (52,677)
  Changes during the period:
    Recorded................................................................        (5,807)        (1,315)     (7,122)
    Reversals...............................................................            64                         64
    Translation differences.................................................           (89)            18         (71)
  At the end of the period..................................................       (53,238)        (6,568)    (59,806)
d)  NET BOOK VALUE AT THE END OF THE YEAR...................................         3,350              0       3,350

    The intangible assets are mainly due to the purchase of the business capital of independent operators previously working with the Walibi Flevo and Bellewaerde parks. They are depreciated over a period not exceeding 5 years.

                                  WALIBI GROUP

                        AS OF DECEMBER 31, 1996 AND 1997
    (ALL AMOUNTS IN THOUSANDS OF BELGIAN FRANCS, UNLESS OTHERWISE INDICATED)

(3) STATEMENT OF POSITIVE CONSOLIDATION DIFFERENCES (IN THOUSANDS OF BEF)

                                                                                                 1997       1996
                                                                                               ---------  ---------
At the end of the previous period............................................................     45,718     56,651
Depreciation.................................................................................    (10,933)   (10,933)
At the end of the period.....................................................................     34,785     45,718

    Positive consolidation differences arise from the inclusion in the consolidation of participation in N.V. Bellewaerde Park and S.A. Mini Europe. The changes during the financial year are due to depreciation of 10% per year of the initial value.

(4) STATEMENT OF TANGIBLE FIXED ASSETS (IN THOUSANDS OF BEF)

                                                          PLANT,                    LEASING               ASSETS UNDER
                                              LAND       MACHINERY    FURNITURE    AND OTHER     OTHER    CONSTRUCTION
                                               AND          AND          AND        SIMILAR      FIXED     AND ADVANCE
                                            BUILDINGS    EQUIPMENT    VEHICLES      RIGHTS      ASSETS      PAYMENTS
                                           -----------  -----------  -----------  -----------  ---------  -------------
a)    ACQUISITION COST
      At the end of the previous period..    3,019,168    3,803,311     423,721      151,269     110,813        8,556
      Acquisitions, including own work          28,705      112,410      12,585                   11,288       25,891
       capitalised.......................
      Sales and disposals................      (29,081)     (28,431)     (3,595)                    (268)         (20)
      Transfers from one heading to                260        3,229       1,270                                (4,759)
       another...........................
      Translation differences............        5,984        4,585          98                      369           56
      At the end of the period...........    3,025,036    3,895,104     434,079      151,269     122,202       29,724
b)    REVALUATION SURPLUSES
      At the end of the previous period..                    16,549
      At the end of the period...........            0       16,549           0            0           0            0
c)    DEPRECIATION AND AMOUNTS WRITTEN        (990,876)  (2,249,030)   (359,199)    (146,954)    (60,492)           0
       OFF ..............................
       At the end of the previous period
      Depreciation and amounts written        (157,078)    (299,660)    (21,858)      (4,092)    (18,012)
       off recorded......................
      Depreciation and amounts written          20,823        9,353       3,427                      119
       off reversed......................
      Depreciation and amounts written          (2,495)      (3,889)       (131)                    (231)
       off transferred ..................
       Translation differences
      At the end of the period...........   (1,129,626)  (2,543,226)   (377,761)    (151,046)    (78,616)           0
d)    NET BOOK VALUE AT THE END OF THE       1,895,410    1,368,427      56,318          223      43,586       29,724
       PERIOD............................

    Acquisitions include investments for the 1997 season as also the investments for the 1998 season included in the "assets under construction" account.

                                  WALIBI GROUP

                        AS OF DECEMBER 31, 1996 AND 1997
    (ALL AMOUNTS IN THOUSANDS OF BELGIAN FRANCS, UNLESS OTHERWISE INDICATED)

(4) STATEMENT OF TANGIBLE FIXED ASSETS (IN THOUSANDS OF BEF) (CONTINUED)

    Modifications to fixed assets for the 1997 and 1996 financial years can be summarised as follows:

                                                                                     1997        1996
                                                                                  ----------  ----------
Acquisitions....................................................................     190,879     258,855
Net sales and disposals.........................................................     (27,673)     (3,600)
Depreciation during the financial year..........................................    (500,700)   (523,772)
Translation difference..........................................................       4,346      15,091
Net variation...................................................................    (333,148)   (253,426)

    The main acquisitions over 1997 were equally split between the biggest Parks and are composed of improvement of the infrastructure and of purchase of leased attractions.

(5) STATEMENT OF FINANCIAL ASSETS (IN THOUSANDS OF BEF)

                                                                                               OTHER        OTHER
                                                                                             COMPANIES    COMPANIES
                                                                                                1997         1996
                                                                                            -----------  -----------
1.   PARTICIPATION AND OTHER INVESTMENTS
a)   ACQUISITION COST
     At the end of the previous period....................................................      70,708       69,723
       Sales and disposals................................................................     (58,669)
       Translation differences............................................................         201          985
     At the end of the period.............................................................      12,240       70,708
c)   AMOUNTS WRITTEN OFF
     At the end of the previous period....................................................     (46,281)     (12,240)
       Recorded...........................................................................      (6,746)     (33,751)
       Reversals due to sales and disposals...............................................      40,903
       Translation differences............................................................        (116)        (290)
     At the end of the period.............................................................     (12,240)     (46,281)
e)   NET BOOK VALUE AT THE END OF THE PERIOD..............................................           0       24,427

2.   LOANS TO OTHER COMPANIES
     Value at the end of the previous period..............................................      39,383       48,124
       Additions--Acquisitions............................................................       9,507        1,300
       Repayments/disposals...............................................................     (38,577)      (4,224)
       Translation differences............................................................          94          488
       Other changes......................................................................           0       (6,305)
     Value at the end of the period.......................................................      10,407       39,383

    The disposal of financial asset is related to the disposal of the participation held in S.A.R.L. Babyland Amiland. The amount receivable after more than one year mainly consists of deposits paid to guarantee equipment held on a leasing basis.

                                  WALIBI GROUP

                        AS OF DECEMBER 31, 1996 AND 1997
    (ALL AMOUNTS IN THOUSANDS OF BELGIAN FRANCS, UNLESS OTHERWISE INDICATED)

(6) STOCKS

    Stocks mainly consist of goods for the "souvenir" shops.

(7) AMOUNTS RECEIVABLE WITHIN ONE YEAR

    Commercial debts arise from invoicing of admission tickets and various rentals. Other amount receivable concern amounts of VAT or withholding tax to be received, compensation for insurance claims and prepayments that will be refunded within year. These amounts receivable increase as a consequence of some prepayments made for 1998 capital expenditures.

(8) SHORT-TERM INVESTMENTS, CASH IN HAND AND AT BANK

    Short-term investments cash in hand and at bank are quasi-liquid. They are increasing over 1997 as a consequence of a higher cash flow achieved during the year, combined with lower investment expenditures.

(9) DEFERRED CHARGES AND ACCRUED INCOME

    These accounts mainly consist of the invoicing of charges in 1997 which relate to the 1998 financial year.

(10) STATEMENT OF THE RESERVES (IN THOUSANDS OF BEF)

    The variation in reserves is explained in the following table (see also introduction):

                                                                                     1997        1996
                                                                                  ----------  ----------
At the end of the previous period...............................................    (123,975)     53,795
Changes:
  Result for the period.........................................................         560    (178,873)
  Transfers from revaluation surpluses..........................................       1,103       1,103
At the end of the period........................................................    (122,312)   (123,975)

(11) TRANSLATION DIFFERENCES

    The fluctuation in translation differences is explained hereafter:

                                                                                     1997        1996
                                                                                  ----------  ----------
At the end of the previous period...............................................      (7,953)    (21,467)
Conversion differences
  on net assets of the consolidated companies...................................       1,113       4,459
  on long term intragroup monetary assets and liabilities.......................      12,335       9,315
  on conversion of balance sheets and profit and loss accounts..................         320        (260)
At the end of the period........................................................       5,815      (7,953)

                                  WALIBI GROUP

                        AS OF DECEMBER 31, 1996 AND 1997
    (ALL AMOUNTS IN THOUSANDS OF BELGIAN FRANCS, UNLESS OTHERWISE INDICATED)

(12) INVESTMENT GRANTS

    The reduction in capital grants results from posting them as revenues pro rata with depreciation on the investments concerned.

(13) PROVISIONS FOR PENSION

    The provision for pensions covers the future cost of staff early retirements.

(14) PROVISIONS FOR DIFFERED TAXES

    The provision for deferred taxes takes into account the future tax debt associated with differences in the financial and tax accounting processing. The main difference is due to the diverse depreciation policies employed for company accounts and consolidated accounts.

(15) STATEMENT OF DEBTS (IN THOUSANDS OF BEF)

    Our debts are shown in the table below:

                                                               1 TO 5
                                              WITHIN 1 YEAR     YEARS     MORE THAN 5 YEARS    TOTAL
                                              -------------  -----------  -----------------  ----------
A. Breakdown of debts originally due in more
   than one year by their residual period
Financial debts
    1. Subordinated loans...................             0      628,285                0        628,285
    3. Leasing and other similar
       obligations..........................            90          238                0            328
    4. Credit establishments................       302,628    1,165,282           79,062      1,546,972
    5. Other loans..........................                        600                0            600
      Total as of 31.12.97..................       302,718    1,794,405           79,062      2,176,185
      Comparative figures as of 31.12.96....       275,340    2,019,295          159,874      2,454,509


                                                                                1997            1996
                                                                          -----------------  ----------
B. Debts for which a real guarantee has been
   formed or irrevocably pledged against the
   assets of the consolidated company
Financial debts
    4. Credit institutions..................                                   1,246,930      1,116,772
      Total.................................                                   1,246,930      1,116,772

    The amount of BEF 628 million shown in the item for subordinated loans represents the outstanding debenture loan issued in 1992 and which is due to be repaid on 30 June 1999. A first BEF 402 million has been purchased in stock exchange during 1997 financial year and was financed by bank loans in order to extend the repayment period and benefit from interesting market rates.

                                  WALIBI GROUP

                        AS OF DECEMBER 31, 1996 AND 1997
    (ALL AMOUNTS IN THOUSANDS OF BELGIAN FRANCS, UNLESS OTHERWISE INDICATED)

(15) STATEMENT OF DEBTS (IN THOUSANDS OF BEF) (CONTINUED)

    Loans taken out with leading Belgian and foreign financial institutions are repayable within an average period of 5 years. Changes during the financial year stem from the reimbursement of amounts due, the reimbursement of a debt for an amount of BEF 114 million and replacing it with a new loan for the same amount and the financing of the debenture loan purchase mentioned here above.

    A summary of debts (originally falling due in more than one year) are presented by currency in the table below:

                        FINANCIAL DEBTS (BEF THOUSANDS) ON
CURRENCY                             31.12.97                      COMPARATIVE FIGURES ON 31.12.96
-------------------  ----------------------------------------  ----------------------------------------
BEF................        1,904,502                  88%            2,119,154                  86%
FRF................           31,263                   1%               54,501                   2%
NLG................          240,420                  11%              280,854                  12%
                          ----------           ----------           ----------           ----------
                           2,176,185                 100%            2,454,509                 100%

    The structure of interest rates on 31.12.97 is presented below:

                                                                                               WEIGHTED
                                                        VARIABLE                               INTEREST
                                                          RATES      FIXED RATES    TOTAL       RATES
                                                      -------------  -----------  ----------  ----------
Subordinated loans..................................                    628,285      628,285       6.75%
Credit institutions.................................      613,430       933,542    1,546,972       5.41%
                                                      -------------  -----------  ----------
    Total...........................................      613,430     1,561,827    2,175,257
    TOTAL (%).......................................          28%           72%         100%

(16) AMOUNTS PAYABLE WITHIN ONE YEAR

    Because of the very favourable short-term interest rates, the Group continued to use of this form of financing in 1997.

(17) DEFERRED INCOME AND ACCRUED CHARGES

    The major part of the amount under this item is due to interest charges noted in advance and in particular, relating to the debenture loan.

PROFIT AND LOSS ACCOUNT

(18) SALES AND SERVICES (IN THOUSANDS OF BEF)

    Sales and services remained stable in 1997 compared with those of 1996.

                                  WALIBI GROUP

                        AS OF DECEMBER 31, 1996 AND 1997
    (ALL AMOUNTS IN THOUSANDS OF BELGIAN FRANCS, UNLESS OTHERWISE INDICATED)

(18) SALES AND SERVICES (IN THOUSANDS OF BEF) (CONTINUED)

    As the table below shows, a fall in turnover in The Netherlands was compensated by an increase on the French market.

                                                             FLUCTUATION      1997        1996
                                                             ------------  ----------  ----------
Breakdown of net turnover by geographical market
  Belgium..................................................        -0.5%    1,378,556   1,385,705
  France...................................................        +5.2%      791,682     752,115
  The Netherlands..........................................       -12.3%      318,300     363,054
                                                                 ------    ----------  ----------
    Total..................................................         0.5%    2,488,538   2,500,874

    Consolidated turnover comes from sales of entrance tickets to the parks (65%), catering (24%), "souvenir" shops and games (7%) and other services provided (4%).

(19) COSTS OF SALES AND SERVICES (IN THOUSANDS OF BEF)

                                                                   1997       1996
                                                                 ---------  ---------
Wage costs are broken down as follows:
   a. Salaries and direct social benefits......................    537,445    590,901
   b. Employer's social security contributions.................    150,141    150,738
   c. Other staff costs........................................     25,504     21,857
   e. Pensions.................................................      1,940      1,961
                                                                 ---------  ---------
Total..........................................................    715,030    765,457
Average number of staff
  Manual workers...............................................        337        344
  Clerical workers.............................................        324        348

(20) FINANCIAL RESULTS

    The improvement in the financial results is due to the decrease in long-term indebtedness partially refinanced by short-term debt for which rates are currently more favourable.

                                  WALIBI GROUP

                        AS OF DECEMBER 31, 1996 AND 1997
    (ALL AMOUNTS IN THOUSANDS OF BELGIAN FRANCS, UNLESS OTHERWISE INDICATED)

(21) EXTRAORDINARY RESULTS (IN THOUSANDS OF BEF)

    Extraordinary items improved by BEF 46 million. This is mainly explained by the increase of the extraordinary profits composed of gain on disposal of fixed assets. These extraordinary profit compensate the allowance for provision for risk and charges.

EXTRAORDINARY INCOME                                                                               1997       1996
-----------------------------------------------------------------------------------------------  ---------  ---------
1. Breakdown of other extraordinary income if they are large amounts
  Various adjustments..........................................................................      7,321      2,945
  Compensation received........................................................................     13,748      2,521
  Other........................................................................................      6,998      3,665


EXTRAORDINARY CHARGES                                                                              1997       1996
-----------------------------------------------------------------------------------------------  ---------  ---------
2. Breakdown of other extraordinary charges if they are large amounts
   Extraordinary write off.....................................................................          0     12,044
   VAT adjustment..............................................................................      2,741      4,409
   Various adjustments.........................................................................      8,224      4,313
   Severance pay...............................................................................      1,380      5,110
   Extraordinary exchange differences..........................................................      9,415          0

(22) TAXATION (IN THOUSANDS OF BEF)

    Tax costs for the financial year can be broken down as follows:

                                                                                                 1997       1996
                                                                                               ---------  ---------
Taxes on earnings
  1. Taxes on earnings for the financial year
     a) Taxes and deductions due or paid.....................................................    (18,162)    (3,760)
     b) Excess payments of taxes and deductions posted as assets.............................          0      1,886
     c) Estimated additional taxes...........................................................     (2,360)         0
  2. Taxes on earnings for previous financial years
     a) Additional taxes due or paid.........................................................    (14,762)      (183)
     b) Provisions...........................................................................          0    (13,000)
Tax adjustments..............................................................................     10,607      2,230
Deferred taxes
  1. Deductions on deferred taxes............................................................     10,837     19,731
  2. Provisions for deferred taxes...........................................................    (45,447)    (3,857)
Total taxes (+ earnings, - costs)............................................................    (59,287)     3,047
Including Current and deferred taxes on current earnings.....................................    (55,132)    14,000
        Taxes on extraordinary earnings and tax adjustments..................................     (4,155)   (10,953)

                                  WALIBI GROUP

                        AS OF DECEMBER 31, 1996 AND 1997
    (ALL AMOUNTS IN THOUSANDS OF BELGIAN FRANCS, UNLESS OTHERWISE INDICATED)

(23) OFF BALANCE SHEET RIGHTS AND OBLIGATIONS (IN THOUSANDS OF BEF)

TO GUARANTEE THE DEBTS AND OBLIGATIONS                                                       1997        1996
----------------------------------------------------------------------------------------  ----------  ----------
A2. Real guaranteed or irrevocable pledges against their assets by companies included in the consolidation Mortgages:
      Book value of properties mortgaged................................................     659,397     760,469
      Amount of mortgage................................................................   1,174,630   1,486,504
    Pledges against other assets........................................................     172,776     170,000
    Pledges against the business capital
    Amount of the pledge................................................................     868,490     834,422

OTHERS SIGNIFICANT RIGHTS AND COMMITMENTS                                                       1997       1996
--------------------------------------------------------------------------------------------  ---------  ---------
    Disputed taxes (Fixed quota of foreign taxes and variable loans to subsidiaries)........    106,824    100,228
    Forward currency purchases..............................................................          0      4,795

(24) FINANCIAL RELATIONSHIPS WITH GROUP COMPANIES NOT INCLUDED IN THE CONSOLIDATION (IN THOUSANDS OF BEF)

                                                                                               1997        1996
                                                                                            ----------  ----------
1. Amount of participating interest.......................................................           0      24,427
2. Amounts receivable: within one year....................................................       1,750           0

(25) FINANCIAL RELATIONSHIPS WITH DIRECTORS AND MANAGERS (IN THOUSANDS OF BEF)

                                                                                               1997        1996
                                                                                            ----------  ----------
A. Direct and indirect remuneration and pensions paid during the period to directors and
  managers................................................................................       5,493      11,703

(26) COMMENTS ON THE CONSOLIDATED CASH FLOW STATEMENT (IN THOUSANDS OF BEF)

1.  Written off financial assets:
    The reductions in value for 1997 concern an additional write off of the participation in the company Babyland Amiland (BEF 34 million) before its disposal at the end of the financial year.

2. Allowance for provisions for liabilities and charges are mainly related to disputed taxes.

3.  Variation of requirement for working capital:
    The change in operating funds requirements in 1997 (BEF 127 million) is due to the prepayments made in 1997 for 1998 capital expenditures.

4.  Investments funding:
    Total Group investment costs are in line with the budget approved for 1997.

5.  New loans:
    New loans contracted by the Group correspond to the refinancing of a portion of the debenture loan (BEF 400 million) and of a bank loan (BEF 114 million).

6.  Repayments of loans:
    Debt repayments include the reimbursement of debts maturing during the year and the reimbursement of the loans mentioned above.

                                  WALIBI GROUP
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        AS OF DECEMBER 31, 1996 AND 1997
    (ALL AMOUNTS IN THOUSANDS OF BELGIAN FRANCS, UNLESS OTHERWISE INDICATED)

VALUATION RULES

1. FORMATION EXPENSES

    The expenses for formation and increasing the capital are depreciated 100 % during the financial year in which they are incurred. The costs of issuing subordinated debentures with subscription rights are being depreciated over the 7-year period of the loan.

2. INTANGIBLE ASSETS

    Intangible assets are depreciated over a period not exceeding 5 years.

3. CONSOLIDATION DIFFERENCES

    Consolidation differences are determined at the time of acquisition of the participation. Positive consolidation differences, which remain after any charging of assets and liabilities of subsidiaries, are subject to depreciation in the consolidated profit and loss account, according to a plan decided on a case by case basis by the Board of Directors:

                                                                                                   RATE
                                                                                                -----------
Consolidation difference on Bellewaerde Park N.V..............................................         10%
Consolidation difference on Gespark S.A.......................................................         20%
Consolidation difference on Mini-Europe S.A...................................................         10%

    The depreciation of the positive consolidation differences over a period greater than 5 years is justified by strategic long-term effects for the Group.

4. FIXED ASSETS

    Fixed assets are shown on the balance sheet at their acquisition cost. The acquisition cost includes the accessory charges. Fixed assets are subject to straight-line depreciation at the following annual rates (recalculation occurs where the rules used by individual companies are different):

                                                                                                   RATE
                                                                                                -----------
Buildings.....................................................................................          5%
New attractions:
  prior to 31/12/93...........................................................................         10%
  since 31/12/93..............................................................................       6.67%
Second-hand attractions: depending on the residual life
Technical equipment...........................................................................      33.30%
Computer equipment............................................................................      33.30%
Furniture.....................................................................................         20%
Office equipment..............................................................................       33.0%
Vehicles......................................................................................       25.0%
Works of art..................................................................................       0.00%
Assets under construction.....................................................................       0.00%

                                  WALIBI GROUP
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        AS OF DECEMBER 31, 1996 AND 1997
    (ALL AMOUNTS IN THOUSANDS OF BELGIAN FRANCS, UNLESS OTHERWISE INDICATED)

5. FINANCIAL ASSETS (OTHER COMPANIES)

    These are valued at their acquisition or intake cost, after deduction of any writing-down of their value as a result of their intrinsic value, viability or future prospects in the company concerned. The amount receivable and cash guarantees are recorded at their nominal value.

6. STOCKS

    The goods are valued at their acquisition cost using the FIFO method.

7. AMOUNTS RECEIVABLE WITHIN ONE YEAR AND OVER ONE YEAR

    These are recorded at their nominal value, and are written-down if it becomes uncertain or doubtful that they can be recovered at the due date.

8. SHORT-TERM INVESTMENTS

    Short-term deposits in Belgian francs are recorded at their nominal value. As for investments in foreign currencies, they are valued at the exchange rate of the last day of the financial year. Other short-term investments are recorded at their nominal value. The value of shares is also written-down if their inventory value is lower than their book value.

9. CASH IN HAND AND AT BANK

    Cash in hand and at bank are recorded at their nominal value. If they are expressed in foreign currency, they are then converted into Belgian francs at the rate of the last day of the financial year.

10. DEFERRED CHARGES

    Maintenance charges relating to the preparation of the next season are carried forward to the next financial year.

11. GROUP RESERVES

    The Group reserves include the legal and untaxed reserves, reserves available and unavailable for distribution and the profit brought forward of the various companies in the Group. They also include the consolidation results. Translation differences on the capital and reserves of subsidiaries whose accounts are kept in foreign currency are shown in a separate heading in the capital and reserves.

12. INTERESTS HELD BY THIRD PARTIES

    They are included in the consolidated reserves and in the Group result because they are insignificant.

13. PROVISION FOR LIABILITIES AND CHARGES

    These provisions cannot be used to correct items shown on the assets side of the balance sheet. They cover a clearly defined, probable loss or charge.

                                  WALIBI GROUP
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        AS OF DECEMBER 31, 1996 AND 1997
    (ALL AMOUNTS IN THOUSANDS OF BELGIAN FRANCS, UNLESS OTHERWISE INDICATED)

14. DEFERRED TAXATION

    Provision is made for latent taxation for all of the temporary differences between the consolidated result and the fiscal result, using the liability method that takes into account variations in future tax debts.

15. DEBTS

    Debts are recorded at their nominal value on the last day of the period.

16. SPONSORSHIP CONTRACTS

    Revenues from sponsorship contracts are shown in the profit and loss accounts as linear over the duration of the contracts.

17. TRANSLATION RULES FOR ASSETS AND LIABILITIES IN FOREIGN CURRENCY

(1) Creditors, debtors, short-term investments and cash in hand and at bank in foreign currencies are expressed on the balance sheet at the rate of the last day of the period.

(2) The translation differences recorded on amount receivable within one year, debts, cash in hand and at bank and short-term investments are shown in the profit and loss account:

    - in the item "Other financial income" if the differences are favourable
    - in the item "Other financial charges" if the differences are unfavourable.

18. METHOD AND BASIS FOR TRANSLATION OF FINANCIAL STATEMENTS FROM FOREIGN SUBSIDIARIES

    All the assets and liabilities of subsidiaries located outside Belgium are expressed in Belgian francs on the basis of the rate of exchange at the end of the financial year.

    The rates used in the consolidation of these accounts for 1997 and 1996 are as follows

        31.12.97: FRF 1 = BEF 6,1650 NLG 1 = BEF 18.3150
        31.12.96: FRF 1 = BEF 6,1120 NLG 1 = BEF 18.3660

    The profit and loss accounts of subsidiaries have been converted on the basis of the average exchange rate for the period. The average rates used were as follows:

        31.12.97: FRF 1 = BEF 6,1330 NLG 1 = BEF 18.3310
        31.12.96: FRF 1 = BEF 6,0600 NLG 1 = BEF 18.3650

    The effect of exchange rate fluctuations on the net assets of the subsidiaries and, starting from the 1994 financial year, on the long-term intragroup monetary assets and liabilities which are in substance of the same nature as the acquisition of a participation are shown directly in the Translation differences(2) without affecting the consolidated result. The impact of a discrepancy between the rate used for the translation of balance sheets and profit and loss accounts of subsidiaries is also included in the Translation differences(2) on the liability side of the balance sheet.

19. GOVERNMENT GRANTS

    Capital grants are posted when they are granted and included in the results at the same rhythm as the depreciation of the assets for which they were obtained. In compliance with Belgian accounting law, they

                                  WALIBI GROUP
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        AS OF DECEMBER 31, 1996 AND 1997
    (ALL AMOUNTS IN THOUSANDS OF BELGIAN FRANCS, UNLESS OTHERWISE INDICATED)

are posted under a separate liability heading and must be considered as deferred income under IAS accounting rules.

(27) SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN BELGIAN AND U.S. GENERALLY ACCEPTED ACCOUNTING PRINICIPLES.

    The consolidated financial statements of Walibi S.A. have been prepared in accordance with generally accepted accounting principles in Belgium (Belgian "GAAP") and are also in compliance with the norms of the International Accounting Standards Committee (IASC) provided that this was not in conflict with the Belgian GAAP.

    The accounting priniciples differ in certain material respects from United States generally accepted accounting principles in the United States (U.S.
GAAP).

    Following is a summary of the principle differences between Belgian GAAP and U.S. GAAP that are significant to the Company's consolidated financial statements. The effects on the Company's net income and shareholders' equity of applying the significant differences between Belgian GAAP and U.S. GAAP are summarized in the tabular reconciliation set out below:

(I)  DEFERRED TAXES

    Belgian and International Accounting standards do not require a deferred tax asset pertaining to temporary differences that give rise to deferred tax assets unless there is a reasonable expectation of realization. FAS 109, Accounting for income taxes, requires deferred taxes to be provided on a full liability basis. A valuation allowance should be established for deferred tax assets when it is more likely than not that some portion of all the deferred tax asset wil not be realized.

(II)  INTANGIBLE ASSETS

    Belgian Accounting principles require intangible assets and cost of goodwill at acquisition to be recognized as expense by amortizing it over a period not exceeding 5 years. Under U.S. GAAP, separately identifiable intangible assets are amortized over their estimated useful lives of 25 years.

(III)  NEGATIVE GOODWILL AT ACQUISITION

    Belgian Accounting principles require negative goodwill at acquisition to be recorded in a separate line under Equity. Accounting Principles Board Opinion No. 16, Business Combination, requires negative goodwill at acquisition to be first amortized to non current assets and then to be recorded as deferred income and amortized systematically to income over the period estimated to be benefitted, but not in excess of 40 years.

(IV)  CAPITAL GRANT

    For both Belgian GAAP and U.S. GAAP, grants are recognized as income over the periods necessary to match them with the assets to which they relate. For Belgian GAAP, capital grants are credited directly to a separate line under Equity whereas for U.S. GAAP, capital grants are deducted in determining the carrying amount of the related assets.

                                  WALIBI GROUP
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        AS OF DECEMBER 31, 1996 AND 1997
    (ALL AMOUNTS IN THOUSANDS OF BELGIAN FRANCS, UNLESS OTHERWISE INDICATED)

(27) SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN BELGIAN AND U.S. GENERALLY ACCEPTED ACCOUNTING PRINICIPLES. (CONTINUED)

(V)  REVALUATION SURPLUS

     International Accounting Standards (IAS 16) and Belgian GAAP permit property to be revalued periodically and carried at fair value subsequent to initial recognition. Revaluation increases are credited directly to equity as revaluation surpluses. Under U.S. GAAP, revaluation surpluses are not allowed except in certain respects in business combinations.

(VI)  RETIREMENT BENEFIT COSTS

      Under Belgian GAAP, contributions to the relevant government agencies in accordance with local requirements are expensed as incurred. Under U.S. GAAP, pension expense is based upon a specified actuarial methodology with amounts reflected in the income statement systematically over the working lives of the employees covered by the plan. Other postretirement benefits are accrued over the life of an employee's working career with the expense recognized consisting of a number of components involving actuarial assumptions.

(VII)  MAINTENANCE DEFERRALS

       Preventive maintenance costs incurred after the end of the season and related to following season are deferred. Under U.S. GAAP, the cost of maintenance is recognized as expenses in the period incurred.

           RECONCILIATION OF CONSOLIDATED PROFIT AND LOSS ACCOUNTS                             1996           1997
           ------------------------------------------------------------------------------  -------------  ------------
           SHARE OF THE GROUP IN THE RESULT AS REPORTED IN THE CONSOLIDATED STATEMENT OF
             PROFIT AND LOSS IN ACCORDANCE WITH THE BELGIAN GAAP:                              (178,873)          560
           Adjustments required for U.S. GAAP reporting purposes:
      (i)  Recognition of changes in deferred income tax assets on temporary differences
             exisiting but not recognized under Belgian and IAS GAAP basis...............        22,538       (25,727)
     (ii)  Recognition of changes in amortization of intangible fixed assets.............         4,635         4,592
    (iii)  Recognition of negative goodwill at acquisition as deferred income............           449           449
      (v)  Elimination of revaluation surplus............................................         1,103         1,103
    (vii)  Maintenance costs to be expected as incurred..................................         1,500         2,700
   (viii)  Recogniton of deferred tax income on (ii) and (vii) above.....................        (2,464)       (2,929)
           Net income (loss) in accordance with U.S. GAAP................................      (151,113)      (19,252)

                                  WALIBI GROUP

                        AS OF DECEMBER 31, 1996 AND 1997

    (ALL AMOUNTS IN THOUSANDS OF BELGIAN FRANCS, UNLESS OTHERWISE INDICATED)

(27) SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN BELGIAN AND U.S. GENERALLY ACCEPTED ACCOUNTING PRINICIPLES. (CONTINUED)

                                                                                               AS OF         AS OF
                                                                                           DECEMBER 31,   DECEMBER 31,
           RECONCILLIATION OF SHAREHOLDERS' EQUITY                                             1996           1997
           ------------------------------------------------------------------------------  -------------  ------------
           SHAREHOLDERS' EQUITY IN ACCORDANCE WITH BELGIAN GAAP..........................     1,075,971     1,088,466
           Adjustments required for U.S. GAAP reporting purposes:
      (i)  Recognition of changes in deferred income tax assets on temporary differences
             existing but not recognized under Belgian IAS GAAP basis....................       146,265       120,538
     (ii)  Recognition of changes in amortization of intangible fixed assets.............        39,837        44,429
    (iii)  Recognition of negative goodwill at acquisition as deferred income............        (8,771)       (8,322)
     (iv)  Recognition of capital grant as a deferred income.............................       (11,147)       (9,314)
      (v)  Elimination of revaluation surplus............................................       (15,447)      (14,344)
     (vi)  Retirement Benefit costs......................................................       (15,000)      (15,000)
    (vii)  Maintenance costs to be expensed as incurred..................................       (13,500)      (10,800)
   (viii)  Recognition of deferred tax income on (ii) and (x) above......................       (10,580)      (13,509)
           SHAREHOLDERS' EQUITY IN ACCORDANCE WITH U.S. GAAP.............................     1,187,628     1,182,144
                                                                                           BELGIAN GAAP    U.S. GAAP
           STATEMENT OF CHANGES IN EQUITY                                                    BEF "000"     BEF "000"
           ------------------------------------------------------------------------------  -------------  ------------
           SHAREHOLDERS' EQUITY AS OF DECEMBER 31, 1996..................................     1,075,971     1,187,628
           Net income for the year ending December 31, 1997..............................           560       (19,252)
           Translation difference........................................................        13,768        13,768
           Capital Grant disclosed as a separate component of equity under Belgian GAAP
             and amortized to income over the assets useful life.........................        (1,833)          N/A
           SHAREHOLDERS' EQUITY AS OF DECEMBER 31, 1997..................................     1,088,466     1,182,144

                   The Depositary for the Exchange Offer is:
               Bank Brussels Lambert SA (Capital Markets Support)

       By Mail:               Facsimile Transmission:              By Hand or
   Avenue Marnix 24              011-322-547-36-86             Overnight Courier:
 1000 Brussels-Belgium         Confirm by Telephone:            Avenue Marnix 24
                                 011-322-547-23-66            1000 Brussels-Belgium
                                                                    By Telex:
                                                                 24444 BBF Fin B

                            ------------------------

    Questions or requests for assistance may be directed to the Depositary at its addresses and telephone numbers listed above. Additional copies of this Prospectus/Offer to Purchase or the Acceptance Form enclosed herewith may be obtained from the Depositary. A stockholder may also contact brokers, dealers, commercial banks or trust companies for assistance concerning the Exchange Offer.

                                    SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  March 23, 1998


                              By: /s/ James F. Dannhauser
                                 ----------------------------------
                                      James F. Dannhauser
                                      Chief Financial Officer

                                 EXHIBIT INDEX

Exhibit No.   Description
   4.1.       Amended and Restated Rights Agreement between Premier Parks
              Inc. and Bank One Trust Company, N.A., as Rights Agent. The
              Rights Agreement includes as Exhibit B the form of Right
              Certificate and as Exhibit C the form of Amended and Restated
              Certificate of Designations.

 *10.1 Stock Purchase Agreement dated as of December 15, 1997, between the Registrant and Centrag S.A., Karaba N.V. and Westkoi N.V.

------------------
*  Previously filed.